      As filed with the Securities and Exchange Commission on July 17, 2003

                                                      Registration No. 333-90054
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 MIGRATEC, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     65-0125664
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           11494 LUNA ROAD, SUITE 100
                            DALLAS, TEXAS 75234-9421
                    (Address of principal executive offices)

                     MIGRATEC, INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                               T. ULRICH BRECHBUHL
                       PRESIDENT, CHIEF EXECUTIVE OFFICER,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                           11494 LUNA ROAD, SUITE 100
                            DALLAS, TEXAS 75234-9421
                     (Name and address of agent for service)

                                 (972) 969-0300
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                            TED S. SCHWEINFURTH, ESQ.
                         WINSTEAD SECHREST & MINICK P.C.
                     1201 ELM STREET, 5400 RENAISSANCE TOWER
                               DALLAS, TEXAS 75270

================================================================================

                          DEREGISTRATION OF SECURITIES

         On November 6, 2000, MigraTEC, Inc., a Delaware corporation (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-49398) registering 7,000,000 shares of the Registrant's common stock, par value $0.001 per share ("Common Stock"), for issuance and sale pursuant to the MigraTEC, Inc. Long-Term Incentive Plan (the "Plan"), and subsequently registered an additional 7,000,000 shares of Common Stock for issuance and sale under the Plan pursuant to a Registration Statement on Form S-8 (File No. 333-59452) on April 24, 2001 (collectively, the "Prior Registration Statements"). As originally filed on June 7, 2002, this Registration Statement on Form S-8 (File No. 333-90054) (the "Registration Statement") registered an additional 8,000,000 shares of Common Stock for issuance and sale under the Plan and incorporated by reference the Prior Registration Statements.

         Of the 22,000,000 shares of Common Stock registered under the Plan, 10,372,376 shares are subject to outstanding but unexercised options. The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 11,627,624 shares of Common Stock that are not subject to outstanding but unexercised options under the Plan.

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints T. Ulrich Brechbuhl his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 17th day of July, 2003.


                                       MIGRATEC, INC.

                                       By: /s/ T. Ulrich Brechbuhl
                                           -------------------------------------
                                           T. Ulrich Brechbuhl
                                           President, Chief Executive Officer,
                                           Chief Financial Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


       SIGNATURE                                TITLE                                        DATE
       ---------                                -----                                        ----
/s/ William B. Patton           Chairman of the Board                                 Dated: July 17, 2003
-------------------------------
William B. Patton, Jr.

/s/ W. Curtis Overstreet        Vice Chairman of the Board                            Dated: July 17, 2003
-------------------------------
W. Curtis Overstreet

/s/ T. Ulrich Brechbuhl         President, Chief Executive Officer, Chief Financial   Dated: July 17, 2003
------------------------------- Officer, Secretary and Director (Principal
T. Ulrich Brechbuhl             Executive Officer and Principal Financial and
                                Accounting Officer)

/s/ Richard A. Gray, Jr.        Director                                              Dated: July 17, 2003
-------------------------------
Richard A. Gray, Jr.

/s/ Drew R. Johnson             Director                                              Dated: July 17, 2003
-------------------------------
Drew R. Johnson

/s/ John W. White               Director                                              Dated: July 17, 2003
-------------------------------
John W. White